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                                   EXHIBIT 24


                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of BRE Properties, Inc. for the registration of 175,000 shares under the BRE Properties, Inc. 1994 Non-Employee Director Stock Plan and Chief Executive Officer Stock Option Plan and to the incorporation by reference in the registration statement of our report dated August 29, 1994, with respect to the financial statements of BRE Properties, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended July 31, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission and to the incorporation by reference in the registration statement of our report dated July 8, 1994 relating to the combined statement of gross income and direct operating expenses of seven multifamily housing properties located in Tucson, Arizona, included in BRE Properties, Inc. Form 8-K for the acquisition of such properties, filed with the Securities and Exchange Commission.







San Francisco, California
July 13, 1995